UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 5, 2014

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

600 E. Las Colinas Blvd, Suite 1500
Irving, Texas 75039
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 584-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On August 5, 2014, with an effective date of July 31, 2014, Daegis Inc. (the “Company” or “Daegis”) entered into Amendment Number Five to its Loan and Security Agreement dated as of June 30, 2011 (the “Credit Agreement”), by and among the Company, the Guarantors thereto, and Wells Fargo Capital Finance, LLC (the “Amendment”). The Credit Agreement consisted of two term notes (Term A and Term B) and a revolving line of credit. The Amendment extends the term of the Credit Agreement through June 30, 2017 and modifies certain financial covenants. This Amendment, in conjunction with a prepayment made on July 31, 2014, under the Credit Agreement, reduces the outstanding principal balance on the Term A Loan to $10.1 million, and the Term B Loan, which incurred a minimum interest rate of 12.0%, has now been fully repaid. The Amendment also reduces the minimum interest rate on the Term A loan and revolving line of credit to 5% from a minimum rate of 6.5%.

     The foregoing is intended only to be a summary of the Amendment and is qualified by reference to the Amendment which is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The disclosure in Item 1.01 hereof is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

     10.1     Amendment Number Five to Credit Agreement, dated as of August 5, 2014

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014

DAEGIS INC.
(Registrant)

By:	/s/	Susan K. Conner
Susan K. Conner
Chief Financial Officer